                           QUALITY FOOD CENTERS, INC.
                                  EXHIBIT 11.0
                        COMPUTATION OF PER SHARE EARNINGS



Calculations of per share earnings reported in this report on Form 10-Q for the 12 and 24 week periods ended June 17, 1995 and June 11, 1994 are based on the following:



                             12 Weeks Ended                24 Weeks Ended
                        -------------------------     -------------------------
                         June 17,       June 11,       June 17,      June 11,
                           1995           1994           1995          1994
                        ----------     ----------     ----------    -----------
Weighted average
  shares
  outstanding           14,698,195     19,427,037     17,198,228     19,390,291

Dilutive effect
  of stock options         122,805        119,963        134,772        135,709
                        ----------     ----------     ----------    -----------

Weighted average
  number of
  shares                14,821,000     19,547,000     17,333,000     19,526,000
                        ----------     ----------     ----------    -----------
                        ----------     ----------     ----------    -----------



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